EXHIBIT F-8

             [Letterhead of Entergy Services, Inc.]


                                                November 27, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

          I have reviewed the joint Application-Declaration on Form U-1, as amended through the date hereof (the "Application-Declaration"), filed by Entergy Louisiana, Inc. ("Louisiana"), Entergy New Orleans, Inc. ("New Orleans"), Entergy Corporation ("Entergy"), Entergy Arkansas, Inc. ("Arkansas"), Entergy Gulf States, Inc. ("Gulf States"), Entergy Mississippi, Inc. ("Mississippi"), System Energy Resources, Inc. ("System Energy"), Entergy Operations, Inc. ("EOI"), Entergy Services, Inc. ("ESI") and System Fuels, Inc. ("SFI"), relating to (i) the extension of the operation of the Entergy System Money Pool ("Money Pool"),
(ii) the proposed loans by Louisiana from time to time of available funds to Arkansas, Gulf States, Mississippi, New Orleans, System Energy, EOI, ESI and SFI through the Money Pool and by New Orleans from time to time of available funds to Arkansas, Gulf States, Louisiana, Mississippi, System Energy, EOI, ESI and SFI through the Money Pool and the proposed acquisition by Louisiana from Arkansas, Gulf States, Mississippi, New Orleans, System Energy, EOI, ESI and SFI and by New Orleans from Arkansas, Gulf States, Louisiana, Mississippi, System Energy, EOI, ESI and SFI of promissory notes ("Money Pool Notes") in connection therewith, (iii) the proposed borrowings by Louisiana and New Orleans from time to time through the Money Pool and the proposed issuance by Louisiana to Entergy, Arkansas, Gulf States, Mississippi, New Orleans, System Energy, EOI, ESI and SFI and by New Orleans to Entergy, Arkansas, Gulf States, Louisiana, Mississippi, System Energy, EOI, ESI and SFI of promissory notes ("Company Notes") in connection therewith, (iv) the proposed borrowings by Louisiana and New Orleans from time to time from banks and the proposed issuance by Louisiana and by New Orleans, respectively, of a promissory note or promissory notes in connection therewith ("Bank Notes"), and (v) the proposed issuance and sale by Louisiana and New Orleans from time to time of commercial paper ("Commercial Paper Notes") to commercial paper dealers, all as described in the Application-Declaration. I am Counsel for the Company and am of the opinion that:

          (1) Louisiana and New Orleans are each corporations duly organized and validly existing under the laws of the State of Louisiana.

          (2) In the event that the proposed transactions shall have been duly authorized by all necessary corporate actions on the part of Louisiana and New Orleans and are consummated in accordance with the provisions of the organizational documents of Louisiana and New Orleans and the Application-Declaration:

          (a)   insofar as the participation by Louisiana and New
Orleans in said transactions is concerned, all state laws applicable thereto will have been complied with;


          (b) the Company Notes, the Bank Notes and the Commercial Paper Notes to be issued by Louisiana and by New Orleans will be valid and binding obligations of Louisiana and of New Orleans, respectively, in accordance with their respective terms;

          (c) assuming that they will have been duly authorized and validly issued, Louisiana will legally acquire the Money Pool Notes to be issued by Arkansas, Gulf States, Mississippi, New Orleans, System Energy, EOI, ESI and SFI evidencing their respective borrowings from Louisiana through the Money Pool and New Orleans will legally acquire the Money Pool Notes to be issued by Arkansas, Gulf States, Louisiana, Mississippi, System Energy, EOI, ESI and SFI evidencing their respective borrowings from New Orleans through the Money Pool; and

          (d) the consummation by Louisiana and New Orleans of the proposed transactions will not violate the legal rights of the holders of any securities issued by Louisiana and New Orleans, respectively, or any associate company thereof of which I am aware.

          I am a member of the Bars of the State of Louisiana and New Jersey do not hold myself out as an expert on the laws of any other state.

          My consent is hereby given to the filing of this opinion as an exhibit to the Application-Declaration.

                              Very truly yours,


                              /s/ Mark W. Hoffman, Esq.


                              Mark W. Hoffman, Esq.